Exhibit 99.1

For Immediate Release            Contact:    David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Schedules Conference Call and Webcast, Confirms Guidance Range

NEW YORK, NY - February 11, 2015 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, will issue its fourth quarter and full-year financial results for the period ended December 31, 2014 at 7 a.m. ET on Thursday, February 26, 2015.

Hudson confirms that both its fourth quarter revenue and adjusted EBITDA are within the guidance ranges provided in its November 10, 2014 earnings release. The company also achieved positive cash flow from operations in the fourth quarter. The company ended the year with no borrowings on its credit facilities and $34 million in cash.

The company will host an analyst conference call to review its results, market trends and outlook at 10 a.m. ET the same day. The call will be webcast live on the investor relations section of the company’s web site, Hudson.com. The archived call will be available on the investor relations section of the company's web site, Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in nearly 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.